UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2016

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Hudson Street

New York, New York 10014

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, the Registrant purchased 2,000,000 shares of its common stock (“WebMD Common Stock”) at a price of $55.00 per share pursuant to a tender offer that expired at 5:00 P.M., New York City time, on December 15, 2016. Reference is made to the Indentures referred to in the Notices attached as Exhibits 99.1, 99.2 and 99.3 hereto, which Notices are incorporated by reference herein. Under the applicable provisions of the Indentures, December 30, 2016 was the end of the period for determining the amount, if any, of the adjustments to be made, as a result of the tender offer, to the respective conversion rates of the Convertible Notes issued under the Indentures, based in part on trading prices of WebMD Common Stock during that period.

After giving effect to the adjustment, resulting from the tender offer, of the conversion rate of the Registrant’s 2.625% Convertible Notes due 2023 to 11.5389 per $1,000 principal amount set forth in Exhibit 99.1, the $360 million principal amount of 2.625% Notes that are currently outstanding are convertible, in the aggregate, into 4,154,004 shares of WebMD Common Stock. As a result of the adjustment to the conversion rate, the conversion price of the 2.625% Notes decreased from approximately $87.07 per share to approximately $86.66 per share.

After giving effect to the adjustment, resulting from the tender offer, of the conversion rate of the Registrant’s 2.50% Convertible Notes due 2018 to 15.5854 shares per $1,000 principal amount set forth in Exhibit 99.2, the $400 million principal amount of 2.50% Notes that are currently outstanding are convertible, in the aggregate, into 6,234,160 shares of WebMD Common Stock. As a result of the adjustment to the conversion rate, the conversion price of the 2.50% Notes decreased from approximately $64.47 per share to approximately $64.16 per share.

After giving effect to the adjustment, resulting from the tender offer, of the conversion rate of the Registrant’s 1.50% Convertible Notes due 2020 to 19.0695 shares per $1,000 principal amount set forth in Exhibit 99.3, the $300 million principal amount of 1.50% Notes that are currently outstanding are convertible, in the aggregate, into 5,720,850 shares of WebMD Common Stock. As a result of the adjustment to the conversion rate, the conversion price of the 1.50% Notes decreased from approximately $52.69 per share to approximately $52.44 per share.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Notice of Conversion Rate Adjustment, dated January 3, 2017, in respect of the Registrant’s 2.625% Convertible Notes due 2023

99.2	Notice of Conversion Rate Adjustment, dated January 3, 2017, in respect of the Registrant’s 2.50% Convertible Notes due 2018

99.3	Notice of Conversion Rate Adjustment, dated January 3, 2017, in respect of the Registrant’s 1.50% Convertible Notes due 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: January 4, 2017	By:	/s/ Lewis H. Leicher
Lewis H. Leicher Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of Conversion Rate Adjustment, dated January 3, 2017, in respect of the Registrant’s 2.625% Convertible Notes due 2023

99.2	Notice of Conversion Rate Adjustment, dated January 3, 2017, in respect of the Registrant’s 2.50% Convertible Notes due 2018

99.3	Notice of Conversion Rate Adjustment, dated January 3, 2017, in respect of the Registrant’s 1.50% Convertible Notes due 2020